UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2017

 NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Officer
Effective February 7, 2017, Mr. P. David Young, who had been the Senior Vice President of Finance of Nobilis Health Corp. (the “Company”) since January 3, 2017, was appointed by the Board of Directors (the “Board”) as the Company’s new Chief Financial Officer. Mr. Young, age 49, has over 20 years of financial and accounting experience and has held Senior Vice President and Chief Financial Officer positions at Fortune 500 companies.
Prior to joining the Company, Mr. Young served as Senior Vice President/Chief Financial Officer of the Americas Division for St. Jude Medical, Inc. During his career, he has improved profitability, increased efficiencies and successfully reduced the overall cost structure over a span of five years at St. Jude Medical. Prior to St. Jude, Mr. Young was Vice President of Finance/Chief Financial Officer of Thermo Fisher Scientific where he negotiated commercial contracts and had overall financial responsibility for the divisions in which he worked. Mr. Young also previously served as Vice President of Finance for Cardinal Health where he held finance leadership roles at the division and segment level, focusing on overall profitability, product launches, acquisitions and integration activities. Mr. Young began his career at KPMG and worked in a variety of finance leadership roles. Mr. Young is a CPA and holds an MBA from University of Texas in Austin, Texas.
Pursuant to an employment offer letter from the Company, dated December 15, 2016 accepted by Mr. Young, at the time of Mr. Young’s initial employment as Senior Vice President of Finance (the “Offer Letter”), Mr. Young will continue to receive an annual base salary of $325,000, a bonus of 40% under the Company’s Short-Term Incentive Plan, and other benefits (including Company contributions to Mr. Young’s 401(k) plan account and health insurance premiums) in his new role as Chief Financial Officer. Mr. Young also received a grant of stock options to purchase 200,000 common shares of the Company at the time of his initial employment with the Company. The Offer Letter does not provide for employment for a specified term, and Mr. Young’s employment will be on an at-will basis.
There are no arrangements or understandings between Mr. Young and any other person pursuant to which he was selected as an officer. Mr. Young does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Young has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Resignation of Officer
On February 7, 2017, Mr. Kenneth Klein stepped down as the Company’s Chief Financial Officer. Mr. Klein will continue to serve as the Company’s Chief Financial Officer of the Hospital Division, reporting directly to the Company’s new Chief Financial Officer.
The press release issued by the Company on February 7, 2017, announcing the matters described above, is filed as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Harry Fleming

Harry Fleming
Chief Executive Officer

Date: February 13, 2017